Exhibit 10.26

FINAL

SECOND AMENDMENT TO

AMENDED AND RESTATED DEVELOPMENT AND LICENSE AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED DEVELOPMEMT AND LICENSE AGREEMENT (this “Amendment”) is made as of June 13, 2018 (the “Effective Date” hereof) by and between Glytech LLC (“Glytech”) and NeuroRx, Inc. (“NeuroRx”).

Glytech and NeuroRx are parties to the Development and License Agreement dated as of August 6, 2015 (the “Original License Agreement”), as amended and restated by the Development and License Agreement dated as of May 2, 2016 (the “Amended and Restated License Agreement”), as further amended by the Amendment to Development and License Agreement dated as of October 19, 2016 (the “First Amendment”; together with the Amended and Restated License Agreement, the “License Agreement”).

The parties desire to amend the License Agreement (i) to include claims under certain new Patent Rights developed by Glytech in the definitions of Licensed Patent Rights and Excluded Technology, as those terms are defined in the License Agreement, (ii) to confirm NeuroRx’s obligations to reimburse Glytech for certain development expenses incurred and (iii) to provide for indemnification of Glytech for claims by third parties related to the Licensed Patent Rights.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, Glytech and NeuroRx hereby agree as follows:

1. Definitions. Unless otherwise indicated herein, words and terms which are defined in the License Agreement shall have the same meaning where used in this Amendment.

2. Amendment to License Agreement.

(a) Schedule B of the License Agreement is revised to add certain additional Patent Rights (the “Additional Patent Rights”) to the Licensed Patent Rights, identified as such in the revised Schedule B attached hereto. The existing definitions set forth in Schedule A of the License Agreement are unchanged. For clarification, any claims in the Additional Patent Rights related to the use of D-cycloserine or lurasidone in the field of bipolar disorder will be included as Licensed Patent Rights. In contrast, claims in the Additional Patent Rights not related to the use of D-cycloserine or lurasidone in such field will be deemed Excluded Technology.

(b) NeuroRx shall pay to Glytech the sum of $232,060 as reimbursement for patent and related development expenses incurred by Glytech in connection with its initial development of the Additional Patent Rights and related Know-How, $70,000 to be paid within 30 days of invoicing and the remainder ($162,060) to be paid within six (6) months of the Effective Date hereof and otherwise as provided in Section 2.3(d) of the License Agreement. Glytech shall provide NeuroRx with invoices and underlying work product to support reimbursement of the above amount in conformance with Generally Accepted Accounting Principles (GAAP), as implemented by NeuroRx’s auditors. NeuroRx shall also reimburse Glytech the reasonable costs of Glytech’s legal counsel in preparing this Agreement.

(c) The following Section 8A shall be added to the License Agreement:

“8A. Indemnification for Certain Claims Involving Licensed Patent Rights.

8A.1 In addition to the provisions of Section 3.3 of this License Agreement, NeuroRx hereby agrees to Indemnify the Glytech Indemnitees from and against all Losses resulting from any Third-Party Claims against any of the Glytech Indemnitees based on any intellectual property rights, contractual rights or other rights a third party may assert with respect to any of the Licensed Technology or the Excluded Technology, including without limitation any rights to or in any of the Additional Patent Rights. For purposes of this Section 8A, a “Third-Party Claim” shall include the participation in or intervention by a third party in any proceeding, which third party participation or intervention is adverse to the rights of the Glytech Indemnitees in the Licensed Technology or the Excluded Technology, except that there shall be no indemnification under this Section 8A for any proceeding giving rise to Losses that (A) arise from the gross negligence or willful misconduct of any Glytech Indemnitee or (B) arise from any breach by Glytech of the License Agreement. To be eligible to be Indemnified hereunder, Glytech shall provide NeuroRx with prompt notice of any Third-Party Claim giving rise to the indemnification obligation under this Section 8A. Such notice will also specify whether, at Glytech’s sole option, Glytech elects either (x) to authorize NeuroRx to defend (with the reasonable cooperation of Glytech) or settle any such claim (provided, however, that in such instance NeuroRx shall not enter into any settlement that admits fault or wrongdoing by Glytech or creates any obligation on the part of Glytech without Glytech’s written consent, such consent not to be unreasonably withheld or delayed) or, alternatively, (y) to defend or settle such claim on its own, in which instance NeuroRx shall reimburse Glytech for all Losses incurred in connection therewith, including without limitation the costs of Glytech’s counsel, which counsel shall be reasonably satisfactory to NeuroRx and which settlement amounts, if any, also shall be reasonably satisfactory to NeuroRx.

8A.2 NeuroRx shall pay the legal fees, costs and reasonable retainers (“Legal Expenses”) incurred by the Glytech Indemnitees in connection with any Third-Party Claim, and such payment shall be made within thirty (30) days after the receipt by NeuroRx of a statement or invoice reflecting such Legal Expenses from time to time, whether prior to or after final disposition of any such Third-Party Claim.

3. Continued Validity of License Agreement. Except as specifically amended hereby, the License Agreement shall continue in full force and effect as originally constituted and is ratified and reaffirmed by the parties hereto. The Parties confirm that any breach of this Amendment shall constitute a breach of the License Agreement, and shall entitle the non-breaching Party to all rights and remedies set forth in the License Agreement.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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[Signature Page of Amendment to Amended and Restated Development and License Agreement]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date first written above.

GLYTECH LLC

By:	/s/ Daniel C. Javitt, PhD, MD
Name: Daniel C. Javitt, PhD, MD
Title: Managing Member

NEURORX INC.

By:	/s/ Jonathan C. Javitt, MD, MPH
Name: Jonathan C. Javitt, MD, MPH
Title: CEO and President

Schedule B (Revised)

Licensed Patent Rights*

I.	Patent Rights – Original Patent Rights

Country	App. No.	Filing Date	Pub. No.	Pub. Date	Patent No.	Grant Date	Status
US	13/936198	7/7/13	2014/0018348	1/16/14	9737531	8/22/17	granted
WO	PCT/US2013/49653	7/9/13	WO2014/011590	1/16/14	n/a	n/a	entered national phase
CA	2878565	7/9/13	2014011590	1/16/14	n/a	n/a	pending
AU	2013288827	7/9/13	2013288827	2/19/15	2013288827 B2	3/8/18	pending
EP*	20130816622	7/9/13	2872139	5/20/15	2872139 B2	11/1/17	granted
CN	2013837202	7/9/13	104507477	4/8/15	ZL. 201380037202.7	1/19/18	granted
IL	20150236687	1/12/15	236687	2/26/15	n/a	n/a	abandoned
JP	20215-521708	7/9/13	n/a	n/a	n/a	n/a	pending

II.	Patent Rights – Additional Patent Rights (added by Second Amendment to Development and License Agreement, June 2018

Country	App. No.	Filing Date	Pub. No.	Pub. Date	Patent No.	Grant Date	Status
US	14/844021	9/3/15	2015/0374684	12/31/15	9486453	11/8/16	granted
US	15/650912	7/16/17	2017/0312275	11/2/17	n/a	n/a	pending
US	15/987932	5/24/18	n/a	n/a	n/a	n/a	pending
US	15/987933	5/24/18	n/a	n/a	n/a	n/a	pending
US	15/987941	5/24/18	n/a	n/a	n/a	n/a	pending
US	To be filed**
WO	PCT/IL2018/050565	5/24/18	n/a	n/a	n/a	n/a	pending
WO	PCT/IL2018/050567	5/24/18	n/a	n/a	n/a	n/a	pending
WO	PCT/IL2018/050570	5/24/18	n/a	n/a	n/a	n/a	pending
EP*	2017181057	7/12/17	n/a	n/a	n/a	n/a	pending
AU	2018203371	5/15/18	n/a	n/a	n/a	n/a	pending
CN	201711339809	12/14/17	n/a	n/a	n/a	n/a	pending

Licensed Patent Rights are rights in the Licensed Claims included within the Patent Rights listed in this Schedule B specifically relate to use of D-cycloserine, lurasidone, and combination products involving these compounds.

*	Licensed Patent Rights include rights in all patents or registrations that are national validations, in various EU member states, of granted EP patents that are listed in this Schedule B.
**

Patent application to be filed (the “CIP”) covering a method for treatment of depression or suicide ideation comprising: (i) administering to a subject in need thereof, (ii) a first agent comprising D-cycloserine at an antagonist dose; and (iii) a second agent comprising an anti-depressant, wherein the D-cylcoserine is administered at a dose of >500 to <1000 mg/kg, and is formulated to produce an average plasma level in the subject of greater than 25 µg/mL, thereby treating the depression or suicide ideation. NeuroRx confirms that the CIP constitutes a Continuation-in-Part of the intellectual property (the “Subject IP”) referred to in the second and third sentences of Section 6.1(v) of the License Agreement, and that the qualifications set forth therein are also applicable to the CIP. NeuroRx also acknowledges receipt of a letter agreement dated September 22, 2013 between Teniv LLC and Amino Acid Solutions, Inc. providing for the parties’ respective ownership and development rights and obligations in and to the Subject IP by virtue of their joint ownership of Serotech LLC, their joint venture entity.